SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 30, 2002


                            IBW Financial Corporation
             (Exact name of registrant as specified in its charter)


              Maryland                    0-28360                  52-1943477
 (State or other jurisdiction     (Commission file number)       (IRS Employer
       of incorporation)                                             Number)


                  4812 Georgia Avenue, NW, Washington, DC 20011
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code: 202-722-2000

Item 5. Other Events.
---------------------

         In December 2001, management of IBW Financial Corporation (the "Company") and its wholly owned subsidiary, Industrial Bank, N.A. (the "Bank") became aware of a possible error in the reconciliation process for one of the Bank's correspondent bank accounts. In January 2002, following investigation, management confirmed the presence of an error in the reconciliation process as a result of which an inappropriate reconciling item in the amount of $2.3 million had been perpetuated for several years. The item in question is more than three years old.

         While efforts to determine the origin of the reconciling item continue, management has concluded that it is not appropriate to continue to record this item as an asset of the Bank and the Company. Accordingly, in connection with the filing, on January 30, 2002, of the Bank's call report for the quarter ended December 31, 2001, the opening retained earnings balances of the Bank as of January 1, 1999, and of the Company on a consolidated basis, have been reduced by $2.3 million.

         Management is continuing its review of the historical activity in its correspondent bank accounts to determine the origin of the item and whether any recovery relating to this matter is available.

         Set forth below are the Company's historically reported total stockholders' equity and the regulatory capital ratios of the Company and the Bank, and the effects of the reduction in the opening retained earnings balance on the Company's total stockholder's equity and the Company's and Bank's regulatory capital ratios.



(Dollars in thousands)                                              December 31,
                                                             ------------------------
                                                               2000            1999
                                                             --------        --------

Total stockholders' equity - Company
       As reported                                           $22,136          $17,491
       Adjustment                                             (2,343)          (2,343)
          Adjusted total stockholders' equity - Company      $19,793          $15,148

Total capital (to risk weighted assets) - Company
       As reported                                             16.43%           16.80%
       Adjusted                                                14.69%           14.77%
Tier 1 capital (to risk weighted assets) - Company
       As reported                                             15.16%           15.52%
       Adjusted                                                13.42%           13.48%
Tier 1 capital (to average assets) - Company
        As reported                                             7.37%            6.61%
        Adjusted                                                6.58%            5.76%

Total capital (to risk weighted assets) - Bank
        As reported                                            16.27%           16.81%
        Adjusted                                               14.53%           14.62%
Tier 1 capital (to risk weighted assets) - Bank
        As reported                                            15.00%           15.53%
        Adjusted                                               13.26%           13.34%
Tier 1 capital (to average assets) - Bank
        As reported                                             7.30%            6.70%
        Adjusted                                                6.51%            5.88%



         Following the adjustment, the Company and Bank remain in compliance with all regulatory capital requirements, and the Bank continues to be classified as "well capitalized" for purposes of the prompt corrective action provisions of ss.38 of the Federal Deposit Insurance Act.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
---------------------------------------------------------------------------

(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not Applicable.

(c)  Exhibits.  None.

                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        IBW FINANCIAL CORPORATION



                                        By: /s/ B. Doyle Mitchell, Jr.
                                        ----------------------------------------
                                        B. Doyle Mitchell, Jr., President

Dated: February 8, 2002